UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2013

FIRST REGIONAL BANCORP

(Exact name of registrant as specified in its charter)

California	000-10232	95-3582843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1801 Century Park East, Suite 1430 Los Angeles CA	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 839 - 2083

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01	Other Events.

On May 23, 2013, the United States Bankruptcy Court for the Central District of California (the “Bankruptcy Court”) approved the terms of a Chapter 11 Plan of Reorganization for First Regional Bancorp. (the “Company”). The Company expects to file a written Plan of Reorganization, reflecting the terms as so approved, with the Bankruptcy Court as part of a confirmation order approximately one week following the date of filing of this Current Report on Form 8-K.

The approved terms include the transfer of substantially all of the assets of the Company to a liquidating trust and the dissolution of the Company. The liquidating trust is to liquidate substantially all of the assets it receives from the Company and distribute cash that becomes available through the liquidation of those assets to holders of allowed claims, after payment of certain administrative, tax and secured claims and funding certain reserves.

The approved terms include the cancellation of all equity interests in the Company without any distribution or other payment.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibit hereto may contain certain forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST REGIONAL BANCORP
(Registrant)

May 30, 2013	By:	/s/ Thomas E. McCullough
Thomas E. McCullough
Corporate Secretary